EXHIBIT 23.2


                        [Ernst & Young LLP Letterhead]


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Span-America Medical Systems, Inc..


We consent to the incorporation by reference in the Registration Statement (Form S-8) and the related Prospectus pertaining to the Span-America Medical Systems, Inc. 1997 Stock Option Plan of our report dated November 11, 1998, with respect to the financial statements of Span-America Medical Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended October 3, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Greenville, South Carolina
January 8, 1999


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